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                                                                 Exhibit 23.1



INDEPENDENT AUDITORS'  CONSENT

We consent to the incorporation by reference in this Registration Statement of General Electric Company on Form S-4 of our report dated December 19, 1996 appearing in the Annual Report on Form 10-K of Greenwich Air Services, Inc. for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus which is part of this Registration Statement.


Deloitte & Touche LLP

Miami, Florida
July 7, 1997